CITIZENS BANK NEW HAMPSHIRE
                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement"), is made as of the 18th day of December, 1996, by and between PRESSTEK, INC., a Delaware corporation with a principal place of business at 8 Commercial Street, Hudson, New Hampshire 03051 (the "BORROWER"), and CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank organized under the laws of the State of New Hampshire with an address of 875 Elm Street, Manchester, New Hampshire 03101 (the "BANK").

                                    RECITALS:

     The BORROWER has requested and the BANK has agreed to provide certain credit facilities to the BORROWER consisting of a revolving line of credit loan in the maximum principal amount of up to Ten Million Dollars ($10,000,000.00) (the "Loan" or "Revolving Line of Credit Loan"), all upon the terms and conditions set forth in this Agreement and the Loan Documents (as defined hereinbelow). The Loan is, together with all other debts, liabilities and obligations of BORROWER to the BANK, direct or indirect, absolute or contingent, now existing or hereafter arising, hereinafter sometimes collectively referred to as the "Obligations". The Loan is and shall be evidenced by a promissory note of even date (the "Note" or the "Revolving Line of Credit Note"), the Loan and all of the other Obligations are guaranteed by Catalina Coatings, Inc. (the "Guarantor") pursuant to a Guaranty Agreement of even date (the "Guaranty"), and secured pursuant to two (2) Security Agreements of even date by and between the BANK and the BORROWER, and the BANK and the Guarantor (collectively, the "Security Agreement") and the other Loan Documents. In connection with the Loan, the BORROWER has and may hereafter execute certain other documents, certificates and agreements, all of which are, together with this Agreement, the Note, the Guaranty, and the Security Agreement and as all of the same may be hereafter amended, modified, revised, renewed, or extended, sometimes collectively referred to herein as the "Loan Documents". The Loan shall be made upon and subject to the terms and conditions set forth in the Note, the Security Agreement, the other Loan Documents, and this Agreement. The terms, conditions, representations, warranties, and covenants set forth in this Agreement are in addition to, and not in limitation of, the terms, conditions, representations, warranties, and covenants set forth in the other Loan Documents. In the event of any conflict between the terms, conditions, representations, warranties, and covenants contained in the Loan Documents, the term, condition, representation, warranty, or covenant which confers the greatest benefit upon the BANK shall control. The determination as to which term, condition, representation, warranty, or covenant is more beneficial shall be made by the BANK in its sole discretion and shall be binding upon the BORROWER.



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Citizens Bank NH/Presstek, Inc. Loan Agreement

     NOW, THEREFORE, in consideration of the BANK extending the Loan to the BORROWER as described hereinbelow, the BANK and the BORROWER hereby agree as follows:

I. REVOLVING LINE OF CREDIT. The BANK shall make available to the BORROWER the Revolving Line of Credit Loan in the maximum principal amount of up to Ten Million Dollars ($10,000,000.00), as evidenced by the Revolving Line of Credit Promissory Note made by the BORROWER payable to the order of the BANK in the maximum principal amount of up to Ten Million Dollars ($10,000,000.00) of even date herewith. The Revolving Line of Credit Loan shall be upon and subject to the terms and conditions set forth in the Revolving Line of Credit Note, the other Loan Documents, and this Agreement.

A. Maximum Available Amount. The aggregate maximum amount available to the BORROWER from time to time under the Revolving Line of Credit Loan shall be up to Ten Million Dollars ($10,000,000.00).

B. Advances. The Revolving Line of Credit Loan shall be disbursed, advanced, readvanced, and repaid as provided in the Revolving Line of Credit Note and this Agreement. BORROWER may request advances in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (each such separate advance being hereinafter referred to as an "Advance" and all such advances being collectively referred to as the "Advances") , in writing from time to time in accordance with the provisions of this Agreement and such other procedures as the BANK may from time to time specify in an amount such that (i) the aggregate amounts of all Advances outstanding under the Revolving Line of Credit Loan do not exceed the maximum available amount as set forth in Section I. A. above, and (ii) there shall not be more than six (6) separate Advances (including automatic rollover Advances) outstanding under the Revolving Line of Credit Loan at any one time. The BANK shall be under no obligation to make any Advance (automatic or otherwise) at any time or times during which an Event of Default has occurred or is existing under this Agreement or the Loan Documents, or if any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each Advance and readvance under the Revolving Line of Credit Loan, BORROWER shall immediately become indebted to the BANK for the amount thereof. Each such Advance or readvance may be credited by the BANK to any deposit account of BORROWER with the BANK, be paid to BORROWER, or applied to any Obligation, as the BANK may in each instance elect. BORROWER authorizes the BANK to charge any account which BORROWER maintains with the BANK for any payments which BORROWER may or must make, or customarily makes, to the BANK from time to time.

C. Review and Repayment. The Revolving Line of Credit Loan shall be subject to review and, at the sole option and discretion of the BANK, renewal on July 31, 1997, and, if renewed, thereafter on each subsequent anniversary of such date (July 31, 1997, and each anniversary thereof to which the Revolving Line of Credit Loan is renewed, being a "Review Date"). IF THE REVOLVING LINE OF CREDIT LOAN IS NOT RENEWED BY THE



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Citizens Bank NH/Presstek, Inc. Loan Agreement

BANK AS AFORESAID ON ANY REVIEW DATE, THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE THEREUNDER SHALL BE DUE AND PAYABLE BY BORROWER ON SUCH REVIEW DATE. BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK HAS NO OBLIGATION OR COMMITMENT TO RENEW THE REVOLVING LINE OF CREDIT LOAN ON ANY REVIEW DATE. NOTWITHSTANDING THE FOREGOING, OR ANY PROVISION OF THE REVOLVING LINE OF CREDIT NOTE, ANY OF LOAN DOCUMENTS OR HEREIN TO THE CONTRARY, THE REVOLVING LINE OF CREDIT LOAN IS AND SHALL BE PAYABLE UPON DEMAND BY THE BANK UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

D. Interest Rate. The principal balance of each Advance outstanding from time to time under the Revolving Line of Credit Loan shall, unless BORROWER has otherwise elected the Prime Rate as provided herein below, bear interest during the Advance Term (as hereinafter defined) therefor at a fixed rate equal to the LIBOR Rate (as hereinafter defined) plus one and three-quarters percent (1.75%) per annum. As used herein, for each Advance the term "LIBOR Rate" shall mean the rate as determined by the BANK on the basis of the offered rates for deposits in U.S. dollars for a thirty (30) day period which appear on the Telerate page 3750 or Reuter's LIBOR page as of 11:00 a.m. London time on the date that is two (2) Banking Days preceding the first day of the Advance Term for such Advance. If such rate does not appear on the Telerate page 3750 or Reuter's LIBOR page, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a thirty (30) day period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the date that is two (2) Banking Days preceding the first day of the Advance Term for such Advance. The principal London office of each of the four major BANKS in the London interbank market will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of all such quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European BANKS for a thirty (30) day period offered by major BANKS in New York City at approximately 11:00 a.m., New York City time, on the date that is two (2) Banking Days preceding the first day of the Advance Term for such Advance. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage on the BANK with respect to LIBOR deposits of the BANK, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage actually maintained by the BANK. In the event of any such imposition of a Reserve Percentage, the BORROWER may elect by written notice to the BANK to have the entire principal amount of all outstanding Advances bear interest at the Prime Rate (as hereinafter defined). For purposes hereof, "Reserve Percentage" means the rate (expressed as a decimal) at which the BANK is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against Eurodollar liabilities outstanding. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty
(360) day banking year. The "Advance Term" for each Advance shall be a thirty
(30) day period beginning on the

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Citizens Bank NH/Presstek, Inc. Loan Agreement

Banking Day elected by the BORROWER for such Advance to be made. BORROWER shall notify BANK in writing at least two (2) Banking Days in advance of the date upon which the BORROWER desires the Advance to be made. BORROWER's notice to BANK as aforesaid shall specify the amount requested to be advanced under the Revolving Line of Credit Loan and the date such Advance is to be made (which must be a Banking Day). The entire principal amount of each outstanding Advance shall either be repaid in full as of the end of the Advance Term therefor or, if not repaid in full, shall automatically (and without requirement of written notification by BORROWER) be deemed a new Advance as to which (i) the Advance Term shall commence as of the next day after last day of the Advance Term then ending and (ii) the interest rate therefor shall be equal to a fixed rate equal to the LIBOR Rate as of two (2) Banking Days preceding the first day of such new Advance Term plus one and three-quarters percent (1.75%) per annum. As used herein, the term "Prime Rate" shall mean the rate published by The Wall Street Journal from time to time under the category "Prime Rate: The Base Rate of Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the BANK in its sole discretion if The Wall Street Journal ceases to publish such rate. The BORROWER acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Prime Rate changes the interest rate under the Revolving Line of Credit Loan shall change contemporaneously with such change in the Prime Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year.

E. Change in Circumstances; Prepayments. Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by BANK that it is unlawful to maintain an Advance, or if any central BANK or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a Advance, then such Advance shall terminate and, if not then repaid in full, shall bear interest at the Prime Rate. If for any reason an Advance is terminated or prepaid prior to the end of an Advance Term, the BORROWER shall, upon demand by BANK, pay to BANK any amounts required to compensate BANK for any losses, costs, or expenses which it may reasonably incur as a result of such termination or prepayment, including, without limitation, any losses, costs, or expenses incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the BANK to fund or maintain such Advance. For purposes hereof, a "Banking Day" means a day upon which banks are open for business to the general public in New Hampshire, and upon which dealings are carried on and banks are open for business in the London interbank market.

F. Purposes. Amounts advanced to BORROWER under the Revolving Line of Credit Loan shall be used solely for BORROWER's ordinary working capital requirements and general corporate purposes.

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Citizens Bank NH/Presstek, Inc. Loan Agreement

II. FEES. In addition to such other fees as are provided in this Agreement and in the other Loan Documents, BORROWER agrees to pay the BANK the fees set forth on Schedule II attached hereto.

III. PAYMENTS. All payments made by the BORROWER of principal and interest on the Loan, and other sums and charges payable under the Loan Documents, shall be made to the BANK in accordance with the terms of the respective Loan Documents in lawful United States of America currency at its office set forth above, or by the debiting by the BANK of the demand deposit account(s) in the name of the BORROWER at the BANK, or in such other reasonable manner as may be designated by the BANK in writing to the BORROWER.

IV. SECURITY. The Loan and all other Obligations of the BORROWER to the BANK, whether now existing or hereafter arising, shall at all times be guaranteed by the Guarantor pursuant to the Guaranty and be secured by perfected first security interests in and liens on the Collateral (as hereinafter defined), which security interests and liens shall continue until payment in full of all amounts outstanding under the Loan and the other Obligations. The term "Collateral" as used herein shall be deemed to include all property and assets of the BORROWER and the Guarantor secured, mortgaged, pledged, assigned, or otherwise encumbered or covered by any of the Loan Documents, including, but not limited to the Security Agreement. The BORROWER covenants and agrees to take such further actions and to execute such additional documents as may be necessary from time to time to enable the BANK to obtain and maintain the security interests and liens arising under the Loan Documents. If the Collateral includes accounts and account receivables of BORROWER, then, in addition to such other rights and remedies as are provided the BANK under the Loan Documents, the BORROWER agrees that BANK may communicate with account debtors in order to verify the existence, amount, and terms of any such accounts and accounts receivable. Upon an Event of Default, BANK may notify account debtors of the BANK's security interest and require that payments on accounts and account receivables be made directly to BANK, and, after an Event of Default, upon the request of BANK, BORROWER shall notify account debtors and indicate on all billings that payments and returns are to be made directly to BANK. In furtherance of the foregoing, BORROWER hereby appoints BANK as attorney irrevocable with full power to collect, compromise, endorse, sell, or otherwise deal with the BORROWER's accounts and account receivables or proceeds thereof and to perform the terms of any contract in order to create accounts and account receivables in BANK's name or in the name of BORROWER.

V. SUBORDINATION AND STANDBY OF DEBT. The BORROWER covenants and agrees that all existing debt of BORROWER to any officer, director, or shareholder of BORROWER, and all future debt if permitted hereunder of BORROWER to any officer, director, or shareholder of a BORROWER, shall be and hereby is, without need for further writing, made subject and subordinate to the prior payment and performance of all the Loan

                                       5
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Citizens Bank NH/Presstek, Inc. Loan Agreement

and other Obligations of BORROWER. In furtherance of the foregoing, the BORROWER shall provide such subordinations, certificates, and other documents, and shall mark its corporate books, records, stock certificates, and ledgers, as the BANK may reasonably request from time to time, in form and substance satisfactory to BANK and BANK's counsel, evidencing the subordination of all debt of BORROWER to any officer, director, or shareholder of a BORROWER, whether now existing or hereafter arising, in accordance with the covenants of BORROWER hereunder.

VI. CONTINUING REPRESENTATIONS AND WARRANTIES. BORROWER warrants and represents to the BANK that so long as any of the Obligations are outstanding:

A. Good Standing. BORROWER is duly organized, validly existing, and in good standing under the laws of its state of organization and is qualified to do business in all other jurisdictions where the nature of the business conducted or property owned by BORROWER require it to be so qualified. BORROWER has the power to own its properties and to carry on its business as now being conducted.

B. Authority. BORROWER has full power and authority to enter into this Agreement and to borrow under the Loan Documents, to execute and deliver the Loan Documents and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate or other action. The persons executing the Loan Documents on behalf of the BORROWER have been duly authorized to do so.

C. Binding Agreement. This Agreement and the Loan Documents constitute the valid and legally binding obligations of the BORROWER, enforceable in accordance with their terms.

D. Litigation. Except for the lawsuits disclosed on Schedule VI. D. attached hereto (the "Current Lawsuits"), there are no suits or proceedings of any kind or nature pending or, to the knowledge of the BORROWER, threatened against or affecting the BORROWER or its assets which, if adversely determined, would have a material adverse affect on the financial condition or business of the BORROWER or the Guarantor and which have not been disclosed in writing to the BANK.

E. Conflicting Agreements; Consents. There is no charter, bylaw, preference stock, or trust provision of the BORROWER, and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the BORROWER or affecting its property, which would conflict with, have a material adverse affect upon, or in any way prevent the execution, delivery, or performance of the terms of this Agreement or the Loan Documents. BORROWER is not required to obtain any order, consent, approval, authorization of any person, entity, or governmental authority in connection with or as a condition to the execution, delivery, and performance of this Agreement or the Loan Documents or the granting of the security interests and liens in the Collateral. Notwithstanding the foregoing, the BANK acknowledges that the BORROWER's collateral assignment to the BANK of, and granting of security interests to BANK in, amounts now due and hereafter becoming due

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Citizens Bank NH/Presstek, Inc. Loan Agreement

under various agreements and contracts to which BORROWER is a party may, in certain circumstances, be contrary to or in violation of the express terms, conditions, or limitations of such contracts and agreements. BANK agrees that any such violations shall not be deemed a breach of the BORROWER's representations under this Section VI. E. or of BORROWER's similar representations or covenants elsewhere in this Agreement or any of the Loan Documents. The foregoing shall in no manner limit the effect of the collateral assignment under the Security Agreement by the BORROWER to the BANK of the accounts arising under such contracts or agreements for the payment of money now due or hereafter becoming due to the BORROWER thereunder, or of the security interests of the BANK in such accounts, or of the BANK's rights with respect thereto under the Security Agreement.

F. Financial Condition. The financial statements delivered to the BANK by the BORROWER have been and shall be prepared in accordance with generally accepted accounting principles, consistently applied, are and will be complete and correct, and fairly present the financial condition and results of the BORROWER. Other than those liabilities disclosed in writing to the BANK, including, but not limited to, the Current Lawsuits, there are no liabilities, direct or indirect, fixed or contingent, of the BORROWER which are not reflected in the financial statements or in the notes thereto which would be required to be disclosed therein and there has been no material adverse change in the financial condition or operations of the BORROWER since the date of such financial statements.

G. Taxes. BORROWER has filed all federal, state and local tax returns required to be filed by them and have paid all taxes shown by such returns to be due and payable on or before the due dates thereof.

H. Solvency. The present fair saleable value of the BORROWER's assets is greater than the amount required to pay its total liabilities; the amount of the BORROWER's capital is adequate in view of the type of business in which it is engaged.

I. Full Disclosure. None of the information with respect to the BORROWER which has been furnished to the BANK in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

J. Employee Benefit Plans. To BORROWER's knowledge, all Plans (as hereinafter defined) which are pension plans as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), qualify under
Section 401 of the Internal Revenue Code of 1986 (as amended, the "IRC"), and all Plans are in compliance with the provisions of the IRC and ERISA, and have been administered in accordance with their terms. The term "Plan" means any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by BORROWER or any commonly controlled entity, or in respect of which BORROWER or a commonly controlled entity is an "employer" as defined in Section 3(5) of ERISA. To BORROWER's knowledge, and except with respect to events which would not have a material adverse affect on BORROWER's business or financial condition:

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Citizens Bank NH/Presstek, Inc. Loan Agreement

     (i) Prohibited Transactions. None of the Plans has participated in, engaged in or been a party to any non-exempt "prohibited transaction" as defined in ERISA or the IRC, and no officer, director or employee of BORROWER has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I or ERISA.

     (ii) Claims. There are no contested claims, pending or threatened, involving any Plan which is a pension plan by a current or former employee (or beneficiary thereof) of BORROWER, nor is there any reasonable basis to anticipate any claims involving any such Plan.

     (iii) Reporting and Disclosure Requirements. There have been no violations of any reporting or disclosure requirements with respect to any Plan and no such Plan has violated applicable law, including but not limited to ERISA and the IRC.

     (iv) "Accumulated Funding Deficiency"; Reportable Event. No Plan which is a defined benefit pension plan has (a) incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the IRC), whether or not waived, (b) been a plan with respect to which a Reportable Event (to the extent that the reporting of such events to the Pension Benefit Guaranty Corporation (the "PBGC") within thirty (30) days of the occurrence has not been waived) has occurred and is continuing, or (c) been a Plan with respect to which there exists conditions or events which have occurred presenting a risk of termination by PBGC.

     (v) Multiemployer Plan. No Plan which is a multiemployer pension plan (as defined in Section 414(f) of the IRC) to which BORROWER contributes has been a plan with respect to which BORROWER has received any notification that such Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA. BORROWER has not withdrawn from, or incurred any withdrawal liability to, any multiemployer plan.

     (vi) COBRA. There has been no violation of the applicable requirements of
Section 4980B of the IRC pertaining to COBRA continuation coverage with respect to any Plan.

         (vii) Employee Welfare Benefit Plans. No Plan which is a medical, dental, health, disability, insurance or other plan or arrangement, whether oral or written, which constitutes an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, has any unfunded accrued liability or provides benefits to former employees or retirees (except as may be required by COBRA).

K. Location of Records. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the BORROWER are and will be kept at BORROWER's principal place of business located at the address first set forth above (the "Premises").

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Citizens Bank NH/Presstek, Inc. Loan Agreement

L. Compliance with Laws. The BORROWER is in compliance in all material respects with all laws and governmental rules and regulations applicable to the Collateral and to its business, properties and assets.

M. Hazardous Waste. No Hazardous Waste (as hereinafter defined) has been generated, stored or treated on any of the premises occupied by BORROWER, except in compliance with all applicable laws. No Hazardous Waste has ever been, is being, is intended to be, or is threatened to be spilled, released, discharged, disposed, placed or otherwise caused to be found in the soil or water in, under, or upon any of the premises occupied by the BORROWER. The BORROWER agrees to indemnify and hold the BANK harmless from and against any claims, damages, liabilities (whether joint or several), losses and expenses (including, without limitation, attorneys' fees) incurred by the BANK as a result of the breach of these representations. For the purpose of this Agreement, the term "Hazardous Waste" means "hazardous waste", "hazardous material", "hazardous substance", and "oil" as presently defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, and corresponding state and local statutes, ordinances, and regulations, as such statutes, ordinances and regulations may be amended, or as defined in any federal or state regulation adopted pursuant to such acts.

N. Title to Collateral. BORROWER, or Guarantor, as the case may be, has and will at all times have good and marketable title to the Collateral, free and clear from any liens, security interests, mortgages, encumbrances, pledges or other right, title or interest of any other person or entity, except those arising under the Loan Documents or disclosed to the BANK in the Security Agreement ("Permitted Encumbrances").

O. Employees. BORROWER has complied with all laws relating to the employment of labor, including any provisions thereof relating to ERISA, wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and occupational safety and health, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

VII. AFFIRMATIVE COVENANTS. Until payment in full of all indebtedness under the Loan and the other Obligations, BORROWER, agrees that, unless the BANK shall otherwise consent in writing, it will:

A. Prompt Payment. Pay promptly, subject to any applicable cure or grace period, when due all amounts due and owing to the BANK.

B. Use of Proceeds. Use the proceeds of the Loan only for business purposes and will furnish the BANK with such evidence as it may reasonably require with respect to such use.

C. Financial Statements. Furnish the BANK with the following financial statements of BORROWER:

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Citizens Bank NH/Presstek, Inc. Loan Agreement

1. United States Securities and Exchange Commission Annual Report on Form 10K of BORROWER within one hundred twenty (120) days after the end of each fiscal year; and

2. United States Securities and Exchange Commission Form 10-Q of BORROWER within forty-five (45) days after the end of each of BORROWER's first three (3) fiscal quarters of each fiscal year;

3. Financial statements of BORROWER, including a balance sheet and statement of income, as prepared by management in accordance with generally accepted accounting principles, within ninety (90) days of the end of the fourth fiscal quarter of each fiscal year; and

4. United States Securities and Exchange Commission Form 8-K of BORROWER within five (5) days of filing thereof.

All such statements shall be prepared on a consistent basis in a format reasonably acceptable to the BANK.

D. Maintenance of Existence. Take all necessary action to maintain BORROWER's legal existence.

E. Maintenance of Business. Do or cause to be done all things necessary to maintain and preserve BORROWER's business.

F. Maintenance of Insurance. Keep all of BORROWER's properties (specifically including, but not limited to, the Collateral) adequately insured against loss or damage by fire and such other casualties and hazards as the BANK may specify from time to time; maintain adequate Workman's Compensation Insurance under applicable laws, Comprehensive General Public Liability Insurance, directors' and officers' liability insurance, and products liability insurance; and maintain adequate insurance covering such other risks as the BANK may reasonably specify from time to time hereafter. All insurance required hereunder shall be effected by valid and enforceable policies issued by insurers of recognized responsibility authorized to transact business within the state of New Hampshire, and shall, inter alia, (1) name the BANK as a loss payee, (2) provide that no action of the BORROWER shall void any such policy as to the BANK, and
(3) provide that the BANK shall be notified in writing of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation. For the purposes of this Paragraph, an insurance policy shall be deemed to be "adequate" if it provides coverage against such risks and in such amounts as is customarily carried by owners of similar businesses and properties.

G. Inspection by the BANK. BORROWER agrees that the BANK may conduct regular field examination audits of the BORROWER's books, records, accounts, inventory, and other property up to two (2) times during each of BORROWER's fiscal years and that BORROWER shall pay the BANK all reasonable fees, costs, and expenses charged or incurred by BANK for such audits. BORROWER also agrees that upon prior reasonable

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


Citizens Bank NH/Presstek, Inc. Loan Agreement

notice (other than in emergencies when no notice shall be required) and during normal business hours, it shall permit any person designated by the BANK to inspect any of BORROWER's properties, including its books, records, and accounts (and including the making of copies thereof and extracts therefrom) all at BANK's cost and expense. After and during the continuance of an Event of Default, BORROWER also agrees that the BANK may conduct field examination audits of the BORROWER's books, records, accounts, inventory, and other property as often as the BANK deems necessary and appropriate in its sole discretion and that BORROWER shall pay the BANK all reasonable fees, costs, and expenses charged or incurred by BANK for such audits without limitation as to amount. All inspections and audits by BANK pursuant hereto shall be conducted in a manner which to the greatest extent possible minimizes any interference with or disruption of BORROWER's normal operations.

H. Prompt Payment of Taxes. Accrue its tax liability (including withholdings for employee taxes and social security) in accordance with usual accounting practice and pay or discharge (or cause to be paid or discharged) as they become due all taxes, assessments, and government charges upon its property, operations, income and products (as well as all claims for labor, materials or supplies), which, if unpaid might become a lien upon any of its property; provided, that the BORROWER shall, prior to payment thereof, have the right to contest such taxes, assessments and charges in good faith by appropriate proceedings so long as the BANK's interests are protected by bond, letter of credit, escrowed funds or other appropriate security.

I. Notification of Default Under This and Other Loan or Financing Arrangements. Promptly notify the BANK in writing of the occurrence of any Event of Default under this Agreement or any other loan or financing arrangement to which the BORROWER is a party.

J. Notification of Litigation. Promptly notify the BANK in writing of any litigation that has been instituted or is pending or threatened which might have a material adverse affect on its continued operations or financial condition.

K. Notification of Governmental Action. Promptly notify the BANK in writing of any governmental investigation or proceeding that has been instituted or is pending or threatened, including without limitation, matters relating to the federal or state tax returns of the BORROWER or the guarantor, compliance with the Occupational Safety and Health Act, or proceedings by the Treasury Department, Labor Department, or Pension Benefit Guaranty Corporation with respect to matters affecting employee welfare, benefit or retirement programs.

L. Preservation of the Collateral. Take all reasonably necessary steps to preserve, protect and defend the Collateral and keep it in good operating condition and repair (reasonable wear and tear excepted) and free of unpermitted liens and give BANK access to and permit it to inspect the Collateral during all business hours and other reasonable times.

Citizens Bank NH/Presstek, Inc. Loan Agreement

M. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in a manner reasonably acceptable to the BANK and consistently applied, reflecting all financial transactions of the BORROWER.

N. Compliance With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property; provided, however, that BORROWER shall be entitled to contest the same in good faith so long as such action, in the BANK's sole opinion, does not have an adverse affect upon the BANK's rights hereunder or the Collateral.

0. Accounts, Deposits, and Balances. BORROWER shall maintain its primary operating and deposit accounts with the BANK.

P. Notification of Material Adverse Changes. Promptly notify the BANK in writing of any conditions or circumstances which might have a material adverse effect on BORROWER's continued operations or financial condition.

Q. Additional Financial and Other Covenants. Comply with the following additional financial and other covenants:

1. BORROWER shall have a Tangible Capital Base (as hereinafter defined) equal to at least Forty- four Million Three Hundred Ninety Thousand Dollars ($44,390,000.00) as at December 31, 1996, which Tangible Capital Base requirement shall be measured and increased (but never, in any event decreased) on a cumulative basis as at each fiscal quarter end thereafter by an amount equal to the sum of (a) seventy-five percent (75%) of BORROWER's net income for each such fiscal quarter and (b) the amount of equity capital proceeds received by BORROWER during such fiscal quarter as a result of the issuance of capital stock. "Tangible Capital Base" means total shareholders' equity less intangible assets less Subordinated Debt, all as determined in accordance with generally accepted accounting principles from BORROWER'S financial statements delivered to the BANK in accordance with the covenants of the BORROWER in the Loan Agreement (the "Financial Statements"); and

2. BORROWER shall have "Debt Coverage" (as hereinafter defined) of not less than 3:1 for each fiscal quarter commencing March 31, 1997. For purposes hereof, "Debt Coverage" shall mean the ratio of BORROWER's net income for the applicable fiscal quarter ending on the date of determination, before reduction for interest, depreciation, taxes, and amortization expense for such period, to the aggregate amount of interest expense and current maturities on long term debt payable by BORROWER during such fiscal quarter, all as determined in accordance with generally accepted accounting principals from the Financial Statements; and

Citizens Bank NH/Presstek, Inc. Loan Agreement

3. BORROWER shall maintain a ratio of Current Assets (as hereinafter defined) to Current Liabilities (as hereinafter defined) as at December 31, 1996 and as at the end of each fiscal quarter thereafter of not less than 1:1. For purposes hereof, "Current Assets" shall mean the amount of cash, cash equivalents, marketable securities, and accounts receivable as at the fiscal quarter ending on the date of determination, all as determined in accordance with generally accepted accounting principals from the Financial Statements. For purposes hereof, "Current Liabilities" shall mean the amount of current liabilities as at the fiscal quarter ending on the date of determination, all as determined in accordance with generally accepted accounting principals from the Financial Statements; and

4. BORROWER shall maintain a ratio of Total Liabilities (as hereinafter defined) to Tangible Capital Base as at December 31, 1996 and as at the end of each fiscal quarter thereafter of not greater than 0.5:1. For purposes hereof, "Total Liabilities" shall mean the aggregate amount of all liabilities as at the fiscal quarter ending on the date of determination, all as determined in accordance with generally accepted accounting principals from the Financial Statements; and

5. BORROWER shall maintain Cash Equivalents (as hereinafter defined) of not less than $2,000,000.00 at all times. For purposes hereof, "Cash Equivalents " shall mean the aggregate amount of all cash, bank accounts, certificates of deposit, and marketable securities (i.e. equity securities listed on the New York or American stock exchanges or quoted on the National Association of Securities Dealers Automated Quotation system (NASDAQ), state or municipal bonds, or United States Treasury securities) as at the fiscal quarter ending on the date of determination, all as determined in accordance with generally accepted accounting principals from the Financial Statements; and

6. BORROWER shall report and certify to BANK compliance with the financial covenants hereinabove within forty-five (45) days of the end of each of the first three (3) fiscal quarters and within ninety (90) days of the fourth fiscal quarter on such form or forms as may from time to time be specified by the BANK.

     VIII. NEGATIVE COVENANTS. Until payment in full of all indebtedness under the Loan and the other Obligations, BORROWER covenants that it will not, without the express prior written consent of the BANK:

A. Nature and Scope of Business. Enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

B. Liens and Mortgages. Incur, create, assume or suffer to exist any mortgage, pledge, lien, attachment, charge or other encumbrance of any nature whatsoever on any of the properties or assets of BORROWER, including, but not limited to, the Collateral, now or hereafter owned, other than (1) the security interests or liens granted to the BANK pursuant to the Loan Documents; (2) deposits under Workmen's Compensation, Unemployment

Citizens Bank NH/Presstek, Inc. Loan Agreement

Insurance and Social Security laws; (3) liens imposed by law, such as carriers, warehousemen's or mechanic's liens incurred in good faith in the ordinary course of business, and which do not in the aggregate have a material adverse effect on the BORROWER's financial condition or the Collateral; (4) the Permitted Encumbrances; (5) purchase money security interests; and (6) a mortgage of and lien on the real property, improvements and fixtures constituting the new facility to be located in Hudson, New Hampshire as referenced in Section XI.P. below but only in the event that the BANK does not extend to the BORROWER a mortgage loan on mutually agreeable terms pursuant to said Section X.I. P.

C. Acquisition of Stock. Purchase, redeem or otherwise acquire for value any of its outstanding capital stock.

D. Loans. Loan money or make advances to officers to officers, stockholders, or directors of BORROWER which loans in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or to subsidiaries or affiliates of BORROWER which loans in the aggregate exceed Five Hundred Thousand Dollars ($500,000.00).

E. Places of Business; Location of Collateral. Maintain or relocate to, open (other than BORROWER's currently planned additional facility in Hudson, New Hampshire) or close, any other place of business or move any of the Collateral from the Premises (other than to BORROWER's currently planned additional facility in Hudson, New Hampshire), except upon thirty (30) days prior written notice to the BANK.

IX. CONDITIONS PRECEDENT TO MAKING OF LOANS. The obligation of the BANK to make any Loan and make disbursements and advances of the proceeds of the same to the BORROWER is subject to the satisfaction by the BORROWER or its representatives of the following conditions precedent with respect to such Loan: (1) BORROWER and the Guarantor have executed and delivered all of the Loan Documents deemed appropriate and necessary by the BANK, in form and substance satisfactory to the BANK, including, but not limited to, the documents described on the Closing Agenda attached hereto as Schedule IX; (2) the BORROWER's and Guarantor's warranties and representations as contained herein and in the Loan Documents shall be accurate and complete and BANK has received satisfactory evidence of the same; (3) the BANK has received an opinion of BORROWER's and Guarantor's legal counsel in form and substance satisfactory to the BANK and its legal counsel; and (4) the BORROWER shall not be in default under any of the covenants, warranties, representations, terms, or conditions contained in this Agreement or in the Loan Documents as of the date of entering into such Loan and as of the date of each disbursement and advance thereunder.

X. EVENTS OF DEFAULT; ACCELERATION. The occurrence of any one or more of the following events shall constitute a default under this Agreement, each of the Loan Documents, and each of the Obligations (individually, an "Event of Default", and

Citizens Bank NH/Presstek, Inc. Loan Agreement

collectively, "Events of Default"): (1) if any statement, representation or warranty made by the BORROWER or Guarantor in this Agreement or in any of the Loan Documents, or in connection with any of the same, or if any financial statement, report, schedule, or certificate furnished by the BORROWER or any of its officers or accountants to the BANK, shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect (as determined in the BANK's sole discretion); (2) default by the BORROWER in payment on or before ten (10) days after its due date of any principal or interest called for under the Loan or the Loan Documents, or of any other amounts due under any other of the Obligations; (3) any other event of default under, or default by the BORROWER or Guarantor in the performance or observance of, any of the provisions, terms, conditions, warranties or covenants of this Agreement, the Loan Documents, or any other of the Obligations which default is not cured within thirty (30) days of BORROWER's knowledge thereof, or such longer period as is reasonably required to effect such cure so long as BORROWER promptly commences and diligently pursues such cure; provided, however, that the BORROWER shall not be entitled to any cure period or the continuance or extension thereof if the existence or continuance of such default has an immediate material adverse affect upon the BORROWER, the Guarantor, the Collateral, or any of the rights and remedies of the BANK under this Agreement or any of the other Loan Documents; (4) the dissolution, termination of existence, merger or consolidation of any BORROWER or Guarantor, or a sale of BORROWER's or Guarantor 's business or the Collateral not in the ordinary course of business; (5) BORROWER or Guarantor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property,
(b) make a general assignment for the benefit of creditors, (c) be adjudicated as bankrupt or insolvent, (d) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation under any law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or (e) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts;
(6) proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of BORROWER or Guarantor, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of BORROWER or Guarantor, or of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days; (7) BORROWER's or Guarantor's inability to pay its debts as they mature or other act of insolvency, as determined by the BANK in accordance with generally accepted accounting principals; or (8) a judgment for the payment of money exceeding Fifty Thousand Dollars ($50,000.00) shall be rendered against BORROWER or Guarantor and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not be effectively stayed.

Upon the occurrence of any Event of Default, the BANK's commitment to make the Loan under the Loan Documents or any other agreement with the BORROWER, and to make any Advances or disbursements under any Loan, shall immediately cease and terminate and, at the election of the BANK, all of the Obligations of the BORROWER to the BANK, either under this Agreement, the Loan Documents, or otherwise, will immediately become due and

Citizens Bank NH/Presstek, Inc. Loan Agreement

payable without further demand, notice or protest, all of which are hereby expressly waived. Thereafter, the BANK may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the BORROWER, the Guarantor, and any other endorser or guarantor of the BORROWER's Obligations, either jointly or severally, and may proceed to liquidate and realize upon any of its Collateral in accordance with the rights of a secured party under the Uniform Commercial Code, under any other applicable law, under any Loan Documents, under any other agreement between the BORROWER and the BANK, or under any agreement between any guarantor or endorser of the BORROWER's Obligations to the BANK, and to apply the proceeds thereof to payment of the Obligations of the BORROWER to the BANK in such order and in such manner as the BANK, in its sole discretion, deems appropriate.

XI.  MISCELLANEOUS PROVISIONS.

A. Entire Agreement; Waivers. This Agreement, the Schedules hereto, and the Loan Documents together constitute the entire agreement between the BORROWER and the BANK and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing, signed by the BANK and delivered to the BORROWER. The BANK's failure to exercise or enforce any of its rights, powers or privileges under this Agreement or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the BANK shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the BANK in its sole discretion.

B. Remedies Cumulative. All remedies provided under this Agreement and the Loan Documents or afforded by law shall be cumulative and available to the BANK until all of the BORROWER's Obligations to the BANK have been paid in full.

C. Survival of Covenants. All covenants, agreements, representations and warranties made in this Agreement and in the Loan Documents shall be deemed to be material and to have been relied on by the BANK, notwithstanding any investigation made by the BANK or in its behalf, and shall survive the execution and delivery of this Agreement and the Loan Documents. All such covenants, agreements, representations and warranties shall bind and inure to the benefit of the BORROWER's and the BANK's successors and assigns, whether so expressed or not.

D. Governing Law; Jurisdiction. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The BORROWER, to the extent they may legally do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire for the purpose of any suit, action or other

Citizens Bank NH/Presstek, Inc. Loan Agreement

proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts.

E. Assurance of Execution and Delivery of Additional Instruments. The BORROWER agrees to execute and deliver, or to cause to be executed and delivered, to the BANK all such further instruments, and to do or cause to be done all such further acts and things, as the BANK may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the Loan Documents.

F. Waivers and Assents. The BORROWER, and any guarantor or endorser of the BORROWER's Obligations to the BANK, hereby waive, to the fullest extent permitted by law, all rights to marshalling of assets and all rights to demand, notice, protest, notice of acceptance of this Agreement and the Loan Documents, notice of the Loan made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description with respect both to the Loan Documents and the Collateral. The BORROWER assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the BANK may deem advisable.

G. No Duty of the BANK With Respect to the Collateral. Except as may otherwise be specifically required under the Uniform Commercial Code, the BANK shall have no duty as to the collection or protection of Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof.

H. Election of the BANK. The BANK may exercise its rights with respect to Collateral without resorting or regard to other collateral or sources of reimbursement for the Obligations of BORROWER to the BANK.

I. Assignment. If at any time, by assignment or otherwise, the BANK transfers its rights in any of the BORROWER's Obligations and its rights in Collateral therefor, in whole or in part, such transfer shall carry with it the powers and rights of the BANK under this Agreement, the Loan Documents, and the Collateral so transferred and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the BANK retains such rights and Collateral, the BANK shall continue to have the rights and powers herein set forth with respect thereto. This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the BANK, the BORROWER and the guarantor, their successors, assigns, heirs and personal representatives; provided, however, the rights and obligations of the BORROWER are not assignable, delegable or transferable without the consent of the

Citizens Bank NH/Presstek, Inc. Loan Agreement

BANK. All of the rights of the BANK under this Agreement and the Loan Documents shall inure to the benefit of any participating BANK or BANKS and its or their successors and assigns.

J. Expenses; Proceeds of Collateral. The BORROWER covenants and agrees that it shall pay to the BANK, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, court costs, sheriffs' fees, and other expenses incurred or paid by the BANK in protecting and enforcing its rights under this Agreement, the Loan Documents, and the other Obligations, including the costs of preparation of any amendments, modifications, consents, or waivers in respect of the Loan Agreements or the Loan Documents, and all filing, auditing, accounting, and appraisal fees. After deducting all of said expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections or sale of Collateral shall be applied to the payment of principal of or interest on Obligations of the BORROWER to the BANK in such order or preference as the BANK may determine, and any excess shall be returned to the BORROWER (subject to the provisions of the Uniform Commercial Code) and the BORROWER shall remain liable for any deficiency.

K. The BANK's Right of Offset. The BORROWER hereby grants to the BANK a continuing security interest in, and upon an Event of Default the right to set off against, any deposits or other sums at any time credited or due from the BANK or Citizens Bank Investment Services, Inc. to the BORROWER, and any securities or other property of the BORROWER which at any time are in the possession of the BANK or Citizens Bank Investment Services, Inc., for the payment of any Obligations due the BANK. The BANK may apply or set off such deposits or other sums against the BORROWER's Obligations whether or not the Collateral is considered by the BANK to be adequate. The BORROWER expressly grants to the BANK the right to set off and apply such deposits and sums upon an Event of Default without having to resort to recourse to any other Collateral in which the BANK has a security interest.

L. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by certified mail, return receipt requested, or delivered by overnight courier service, to the applicable party at the addresses set forth in this Agreement.

M. Savings Clause. Any provision of this Agreement or any of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

N. Term of this Agreement and the Loan Documents. This Agreement and the Loan Documents shall remain in full force and effect until all of the Obligations have been paid in

Citizens Bank NH/Presstek, Inc. Loan Agreement

full, all of the terms, conditions and covenants under the Loan Documents have been performed, and all commitments of the BANK to advance funds under the Loan has terminated.

O. Interest Rate Provisions. The interest rate provisions of each of the Obligations are subject to the condition that in no event shall the amount paid or agreed to be paid to the holder of such Obligation which is deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of such Obligation allowed by applicable law, if any, (the "Maximum Allowable Rate"). For purposes hereof, "applicable law" shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to the Obligation subject thereto, then such Obligation shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of any Obligation results in the interest rate thereunder being in excess of the Maximum Allowable Rate, then amount to be paid thereunder resulting in an excessive interest rate shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder of such Obligation receives an amount which under applicable law would cause the interest rate thereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance under such Obligation and not a payment of interest.

P. Proposed Mortgage Term Loan. Upon the BORROWER's completion of the construction of its proposed new facility in Hudson, New Hampshire, and issuance of occupancy and operating permits therefor by the appropriate authorities, the BANK agrees to use its best efforts to provide to the BORROWER a mortgage term loan in an approximate amount of up to $6,000,000.00 and for a term not to exceed fifteen (15) years. The actual amount, term, applicable interest rate and other charges will be subject to agreement of the BANK and the BORROWER at the time of the underwriting of the mortgage term loan. The proceeds of such mortgage term loan will be used to pay outstanding principal under the Revolving Line of Credit Loan but shall not reduce the maximum available amount thereunder as provided by Section I. A. of this Agreement. The mortgage term loan will be secured by a first mortgage on the completed facility and real estate. Whether the BANK will be able to provide such a mortgage term loan will depend upon the then general banking conditions and underwriting requirements. It will also depend upon conditions specific to the BORROWER and the property, such as the financial and operating condition of the BORROWER, the appraised value and environmental condition of the property, and other specific underwriting criteria applicable to the BORROWER. While the BANK will use its best efforts to make this mortgage term loan available, the BANK cannot guaranty that it will be able to do so.

Q. Waiver of Jury Trial. THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Citizens Bank NH/Presstek, Inc. Loan Agreement

IN WITNESS WHEREOF, the BANK and the BORROWER have executed this Agreement all as of the day and year first above written.

                                   CITIZENS BANK NEW HAMPSHIRE

 /s/ Tom Manson                          By: /s/ Dianne M. Srebnick
----------------------------           -----------------------------
Witness                                  Dianne M. Srebnick,
                                         Assistant Vice President

                                   PRESSTEK, INC.

 /s/ Tom Manson                        By: /s/ Robert E. Verrando
----------------------------           -----------------------------
Witness                                Robert E. Verrando, President

Citizens Bank NH/Presstek, Inc. Loan Agreement

                           CITIZENS BANK NEW HAMPSHIRE
                                 LOAN AGREEMENT
                                   SCHEDULE II
                            FEES PAYABLE BY BORROWER

Initial Facility Fee:  $25,000.00 payable on the date hereof.

Annual Facility Renewal Fee: $12,500.00 for a renewal as of July 31, 1997 and $25,000.00 payable on each Review Date thereafter at which the Revolving Line of Credit is renewed.

Unused Commitment Fee: .05% per annum of the daily average of unadvanced amounts under the Revolving Line of Credit (based upon the maximum available amount thereunder of $10,000,000.00), determined and payable quarterly in arrears.

Citizens Bank NH/Presstek, Inc. Loan Agreement

                           CITIZENS BANK NEW HAMPSHIRE
                                 LOAN AGREEMENT
                                 SCHEDULE VI. D.

                            DESCRIPTION OF LITIGATION


                            See attached description.

Citizens Bank NH/Presstek, Inc. Loan Agreement

                           CITIZENS BANK NEW HAMPSHIRE
                                 LOAN AGREEMENT

                                   SCHEDULE IX

                                 CLOSING AGENDA

                           CITIZENS BANK NEW HAMPSHIRE
                     $10,000,000.00 REVOLVING LINE OF CREDIT

                                       TO
                                 PRESSTEK, INC.
                                  ("Borrower")

                                   Guaranteed
                                       by
                             Catalina Coatings, Inc.
                                  ("Guarantor")

                                December 18, 1996

             -------------------------------------------------------


                      DILIGENCE AND DOCUMENTATION CHECKLIST

I.   BORROWER DUE DILIGENCE           RESPONSIBLE PARTY              STATUS
--   ----------------------           -----------------              ------

1.   Secretary's Certificate
     Re: Directors' Borrowing
     Resolutions for RLOC;
     Bylaws; and Officers' and
     Directors' Incumbency                   (BC)

2.   Certified Articles of                   (BC)
     Incorporation from
     Delaware Secretary of
     State

3.   Certificate of Good
     Standing from Delaware
     Secretary of State                      (BC)

4.   Certificate of Authority
     from New Hampshire
     Secretary of State and
     other states (if
     applicable)                             (BC)

Citizens Bank NH/Presstek, Inc. Loan Agreement

5.  UCC-11 Search Results                     (CLRM)

           -  New Hampshire SOS
           -  Hudson, NH Town Clerk

6. Collateral Lists                           (BO)

           - Accounts Receivable
           - Inventory
           - Machinery, Equipment, and Fixtures
           - List of Titled Vehicles with Certificates of Title
           - List of registered trademarks
           - List of applied for, pending, and issued patents (foreign and domestic)
           - Material license, supply, and requirements agreements

7.   Insurance Certificates                    (BO)
     for Borrower (On ACCORD
     Forms, including
     property, casualty and
     extended coverage,
     comprehensive general
     liability, products
     liability, worker's
     compensation, and
     directors and officers
     liability) with Bank,
     successors and assigns
     named as loss payee

8. Real Estate Leases                          (BO)

9. Legal Opinion of Borrower's Counsel         (BC)

II.   GUARANTOR DUE DILIGENCE

10.  Secretary's Certificate
     Re: Directors' Guaranty
     Resolutions for RLOC;
     Bylaws; and Officers' and
     Directors' Incumbency                     (BC)

11.  Certified Articles of                     (BC)
     Incorporation from
     Arizona Secretary of
     State

12.  Certificate of Good
     Standing from Arizona
     Secretary of State                        (BC)

Citizens Bank NH/Presstek, Inc. Loan Agreement

13.  Certificate of Authority
     from other states (if
     applicable)                               (BC)

14.  UCC-11 Search Results NH                  (BC)
     Secretary of State
     Hudson, NH

15.  Collateral Lists                          (BO)

           -  Accounts Receivable
           -  Inventory
           -  Machinery, Equipment, and Fixtures
           -  List of Titled Vehicles with Certificates of Title
           -  List of registered trademarks - List of
              applied for, pending, and issued
              patents (foreign and domestic)
           - Material license, supply, and requirements agreements

16.  Insurance Certificates                    (BO)
     for Guarantor (On ACCORD
     Forms, including
     property, casualty and
     extended coverage,
     comprehensive general
     liability, products
     liability, worker's
     compensation, and
     directors and officers
     liability) with Bank,
     successors and assigns
     named as loss payee

17.  Real Estate Leases                        (BO)

18.  Legal Opinion of Guarantor's Counsel      (BC)

19.  Copy of Purchase and Sale Agreement       (BC)
     for Guarantor

III. LOAN DOCUMENTS

20.  Loan Agreement                           (CLRM)

21.  Revolving Line of Credit Note            (CLRM)

Citizens Bank NH/Presstek, Inc. Loan Agreement

22.  Guaranty Agreement                        (CLRM)

23.  Borrower Security Agreement               (CLRM)

24.  Guarantor Security Agreement              (CLRM)

25.  Borrower UCC-1 Financing Statements

     New Hampshire SOS                         (CLRM)
     Hudson, NH Town Clerk                     (CLRM)

26.  Guarantor UCC-1 Financing Statements
     Arizona SOS                               (CLRM)

27.  Borrower Collateral Assignment of
Leasehold Rights and Landlord's Consent        (CLRM)
(if applicable)

28. Guarantor Collateral Assignment of
Leasehold Rights and Landlord's Consent        (CLRM)
(if applicable)

29. Negative Pledge of Applied For,            (CLRM)
Pending, and Issued Patent

30. Applications for Certificates of Title     (BANK)
for Motor Vehicles with Bank named as
Lien Holder

31.    RSA 399-B Disclosure Statement          (CLRM)

              -----------------------------------------------------


     Key:

                Bank:   Citizens Bank New Hampshire  ("BANK")
                        One Trafalger Square
                        Nashua, New Hampshire  03063
                        Attn: Dianne M. Srebnick, Assistant Vice President

            Counsel:  Cook, Little, Rosenblatt & Manson, p.l.l.c.
                      ("CLRM")
                             The Center of New Hampshire
                             650 Elm Street

Citizens Bank NH/Presstek, Inc. Loan Agreement

                             Manchester, New Hampshire 03101
                             Attn: Thomas P. Manson, Esq.

                         Borrower: Presstek, Inc. ("BO")
                               8 Commercial Street
                               Hudson, New Hampshire 03051
                               Attn: Richard Williams, CFO

                    Counsel: Devine, Millimet & Branch ("BC")
                             111 Amherst Street, PO Box 719
                             Manchester, New Hampshire 03105
                             Attn: Karen S. McGinley, Esq.